Exhibit 23

                       Consent of Independent Accountants

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                                                                    Exhibit (23)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference into the Registration Statements of Mercantile Bankshares Corporation on Form S-3 (No. 33-44376) and Forms S-8 (No. 33-44373, 33-44374 and 33-44375) of our report dated January 20, 1999, on our audits of the consolidated financial statements of Mercantile Bankshares Corporation and Affiliates as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.


                                            PricewaterhouseCoopers LLP


Baltimore, Maryland
March 25, 1999